Exhibit 10.3

VERASTEM, INC.

Restricted Stock Unit Agreement

Inducement Award

NOTICE OF GRANT

This Restricted Stock Unit Agreement (this “Agreement”) is made as of the Agreement Date between Verastem, Inc. (the “Company”), a Delaware corporation, and the Participant.

I. Agreement Date

Date:	[ ]

II. Participant Information

Participant:	[ ]
Participant Address:	[ ]

III. Grant Information

Grant Date:	[ ]
Restricted Stock Units:	[ ]

IV. Vesting

Up to [  ]% of the Participant’s Restricted Stock Units shall vest on [  ], provided that the Participant continues to serve as an employee, consultant and/or director of the Company on each such vesting date.

This Agreement includes this Notice of Grant and the following General Terms and Conditions (attached as Exhibit A), which are expressly incorporated by reference in their entirety herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

VERASTEM, INC.		PARTICIPANT
By:
Name:	[ ]	Name: [ ]

Title:	[ ]

Exhibit 10.3

Restricted Stock Unit Agreement

EXHIBIT A

GENERAL TERMS AND CONDITIONS

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Grant of RSUs; Condition of Grant. This Agreement evidences an inducement award granted by the Company to the Participant, of an award of Restricted Stock Units (the “RSUs”), representing an award of the number of RSUs (the “Share Number”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). The RSUs entitle the Participant to receive, upon and subject to the vesting of the RSUs (as described in Section 3 below), one share of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) for each RSU that vests. The shares of Common Stock that are issuable upon vesting of the RSUs are referred to in this Agreement as the “Shares.” The RSUs are granted to the Participant in connection with the Participant’s entering into employment with the Company and is regarded by the parties as an inducement material to the Participant’s entering into employment within the meaning of Nasdaq Listing Rule 5635(c)(4).

2. Relationship to and Incorporation of the 2012 Incentive Plan.

The RSUs shall be subject to and governed by, and shall be construed and administered in accordance with, the terms and conditions of the Company’s 2012 Incentive Plan, as amended from time to time (the “Plan”), which terms and conditions are incorporated herein by reference, except for those terms and conditions contained in Sections 3(c), 4(a), 4(b), 5, 6, 7(c) and 8 of the Plan and any amendments to such sections of the Plan. Notwithstanding the foregoing, the RSUs are not awarded under the Plan and the grant of the RSUs and issuance of any Shares pursuant to settlement of the RSUs shall not reduce the number of shares of Common Stock available for issuance under awards pursuant to the Plan. Capitalized terms in this Agreement have the meanings specified in the Plan, unless a different meaning is specified in this Agreement.

By accepting all or any part of the RSUs, the Participant agrees to be bound by the terms and conditions set forth in this Agreement and incorporated herein by reference to the Plan, a copy of which has been furnished to the Participant.

3.	Vesting of the RSUs; Issuance of Shares.

a. Vesting of the RSUs. Subject to the other provisions of this Section 3, the RSUs shall vest in accordance with the vesting schedule set forth in the Notice of Grant (the “Vesting Schedule”). Any fractional RSU resulting from the application of the percentages in the Vesting Schedule shall be rounded down to the nearest whole number of RSUs. Within thirty days of each vesting date shown in the Vesting Schedule (the “Vesting Dates”), the Company will issue to the Participant, in certificated or uncertificated form, such number of Shares as is equal to the number of RSUs that vested on such Vesting Date and shall deliver such Shares to the Participant, or to the broker designated by the Participant.

b. Termination of Relationship with the Company. Except to the extent specifically otherwise provided herein, in the Plan or in another agreement between the Company and the Participant, if the Participant ceases to be an Eligible Participant for any reason, all RSUs that have not

Exhibit 10.3

vested pursuant to Section 3(a) shall be automatically forfeited as of such termination. For purposes of this agreement, an “Eligible Participant” is an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive RSU grants under the Plan (an “Eligible Participant”).

4.	Change of Control.

Notwithstanding anything to the contrary in this Agreement, in the event of a Change of Control, all RSUs outstanding and unvested immediately prior to such Change of Control will become fully vested immediately prior to (and subject to the consummation of) such Change of Control.

For purposes of this Agreement, “Change of Control” shall mean (i) the acquisition of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of securities of the Company representing a majority or more of the combined voting power of the Company’s then outstanding securities, other than an acquisition of securities for investment purposes pursuant to a bona fide financing of the Company; (ii) a merger or consolidation of the Company with any other corporation in which the holders of the voting securities of the Company prior to the merger or consolidation do not own more than 50% of the total voting securities of the surviving corporation; or (iii) the sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition of assets to an affiliate of the Company or a holder of securities of the Company.

5. Dividends. The RSUs shall have no rights with respect to dividends declared by the Company with respect to its capital stock, provided that the foregoing shall not prohibit or otherwise limit the adjustment of the terms of this Agreement in accordance with Section 9 of the Plan.

6.	Withholding Taxes.

a. Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the grant of the RSUs and the Shares upon vesting thereof and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs or Shares. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs and the Shares underlying the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code, as amended, is available with respect to the issuance of the RSUs and the Shares underlying the RSUs.

b. Withholding. As a condition to the granting of the RSUs and the vesting thereof, the Participant acknowledges and agrees that he or she is responsible for the payment of income and employment taxes (and any other taxes required to be withheld) payable in connection with the grant or vesting of, or otherwise in connection with, the RSUs. Accordingly, the Participant agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its discretion. The Company in its discretion may permit such payment to be made by “net settlement” through which the Company retains and withholds from delivery at the time of vesting that number of shares of Common Stock having a fair market value sufficient to satisfy the applicable tax withholding requirements (but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the applicable accounting rules). Alternatively, the Company may require the Participant to

Exhibit 10.3

provide a designated broker with irrevocable instructions directing the designated broker to, on the date of the designated broker’s receipt of any shares of Common Stock in accordance with Section 3, sell in accordance with ordinary principles of best execution that number of such shares of Common Stock as is necessary to yield net proceeds to the Participant equal to the amount of withholding taxes with respect to the income recognized by the Participant as a result of the vesting of the RSUs (but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the applicable accounting rules) and remit such proceeds to the Company in satisfaction of such tax withholding obligations of the Company.

7. Transferability. The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber, by operation of law or otherwise, any RSUs, or any interest therein, until such RSUs have vested and the Shares underlying the RSUs have been issued.

8.	Miscellaneous.

a. No Rights to Employment. The Participant acknowledges and agrees that the grant of the RSUs and their vesting pursuant to Section 3 do not constitute an express or implied promise of continued employment for any period.

b. Section 409A. This Agreement is intended to comply with or be exempt from the requirements of Section 409A and shall be construed consistently therewith. In any event, the Company makes no representations or warranties and will have no liability to the Participant or to any other person, if any of the provisions of or payments under this Agreement are determined to constitute nonqualified deferred compensation subject to Section 409A but that do not satisfy the requirements of that Section.

c. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement; provided that any separate employment or severance agreement between the Company and the Participant that includes terms relating to the acceleration of vesting of equity awards shall not be superseded by this Agreement. Other than as provided in Section 2 of this Agreement, in the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

d. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, without regard to any applicable conflict of law principles.

e. Authority of Compensation Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Compensation Committee with respect to this Agreement shall be made in the Compensation Committee’s discretion and shall be final and binding on the Participant.